Exhibit 10.17

AMENDMENT NO. 1 AND WAIVER, dated as of September 2, 2010 (this “Amendment and Waiver”), to the Loan and Security Agreement (the "Agreement") dated January 14, 2010, by and between Lakeland Industries, Inc., a Delaware corporation ("Borrower") and TD Bank, N.A., a national banking association ("Lender").

RECITALS

WHEREAS, the Borrower has requested and the Lender has agreed, subject to the terms and conditions of this Amendment and Waiver, to amend and waive compliance with certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.            Amendments.

(a)          The definition of the term “Consolidated EBITDA” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to provide as follows:

“Consolidated EBITDA - For any period, Consolidated Net Income (or deficit) plus (a) Consolidated Interest Expense, plus (b) Consolidated Depreciation Expense, plus (c) Consolidated Amortization Expense, plus (d) Consolidated Tax Expense, plus (e) consolidated one-time extraordinary expenses relating to the termination of the Existing Indebtedness and expenses associated with the termination of Borrower’s $18,000,000 fixed interest rate swap related to the Existing Indebtedness, plus (f) non-cash expenses for equity compensation related to restricted stock plans and stock options for employees and board members plus (g) non-recurring severance expenses incurred during August, 2009 provided that such amount is not in excess of $185,000 plus (h) non-recurring charges related to the $1,583,247 Brazil value added tax expense incurred during the fiscal quarter ended April 30, 2010 (the “Brazilian VAT Charge”) minus (i) consolidated extraordinary gains of Borrower and its Subsidiaries (including with respect to a reverse or refund of the Brazilian VAT Charge, if applicable), all as determined on a rolling four quarter basis, in accordance with GAAP.”

(b)          Clause (g) of the definition of “Permitted Indebtedness” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to provide as follows:

“secured Indebtedness of, and bank guarantees obtained by, Qualytextil, S.A. not to exceed, in the aggregate, at any time, an amount equal to (a) $5,000,000 minus (b) the aggregate value of any guaranties provided by the Borrower to support bank guaranties obtained by Qualytextil, S.A. with respect to the Brazilian VAT Payment”

(c)          The following definition is hereby added to Section 1.1 of the Agreement in its appropriate alphabetical order:

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Brazilian VAT Payment – The value added tax that may be owed by Qualytextil, S.A. to the State of Bahia, Brazil, for the fiscal periods from 2007 through 2009 or the related judicial deposit to support such payment.

(d)          Section 7.5 of the Agreement is hereby amended and restated in its entirety to provide as follows:

“Excepting (a) the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (b) in connection with trade payables in the ordinary course of business, and (c) (i) guaranties provided by the Borrower or any of its Subsidiaries for any Permitted Indebtedness of the Borrower or any Subsidiary and (ii) guaranties provided by the Borrower to support bank guaranties obtained by Qualytextil, S.A. with respect to the Brazilian VAT Payment (in lieu of posting cash), not to exceed $5,000,000 in the aggregate during the term of this Agreement, provided that not more than $500,000 in the aggregate may be applied to guaranties other than the guaranty obligations in the clause (c) with respect to the Brazilian VAT Payment, neither Borrower nor any of its Subsidiaries shall become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future Indebtedness of any kind of any Person.”

2.            Waiver. The Lender hereby waives compliance with Section 6.8(c) of the Agreement, Consolidated EBITDA, requiring Consolidated EBITDA of not less than $4,500,000 for the fiscal quarter ended July 31, 2010, provided that the actual Consolidated EBITDA was not less than $3,831,000 at the end of such quarter.

3.            Conditions of Effectiveness. This Amendment and Waiver shall become effective as of the date hereof, upon receipt by the Lender of this Amendment and Waiver, duly executed by the Borrower and the Guarantor.

4.            Conforming Amendments. The Agreement, the Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment and Waiver. The Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

5.            Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a)          After giving effect to this Amendment and Waiver (i) each of the representations and warranties set forth in Article V of the Agreement is true and correct in all material respects on and as of the date hereof as if made on and as of the date of this Amendment and Waiver except to the extent such representations or warranties relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof or shall result from after giving effect to this Amendment and Waiver.

(b)          The Borrower has the power to execute, deliver and perform this Amendment and Waiver and each of the other agreements, instruments and documents to be executed by it in connection with this Amendment and Waiver. No registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of this Amendment and Waiver and the other agreements, instruments and documents executed in connection with this Amendment and Waiver by the Borrower, other than registration, consents and approvals received prior to the date hereof and disclosed to the Lender and which are in full force and effect.

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(c)          The execution, delivery and performance by the Borrower of this Amendment and Waiver and each of the other agreements, instruments, and documents to be executed by it in connection with this Amendment and Waiver, and the execution and delivery by the Guarantor of the Consent to this Amendment and Waiver, (i) have been duly authorized by all requisite corporate action, and (ii) will not violate (A) any provision of law applicable to the Borrower or the Guarantor, any rule or regulation of any Governmental Authority applicable to the Borrower or the Guarantor or (B) the certificate of incorporation, by-laws, or other organizational documents, as applicable, of the Borrower or of the Guarantor.

(d)          This Amendment and Waiver and each of the other agreements, instruments and documents executed in connection with this Amendment and Waiver to which the Borrower or the Guarantor are a party have been duly executed and delivered by the Borrower and the Guarantor, as the case may be, and constitutes a legal, valid and binding obligation of the Borrower and the Guarantor enforceable, as the case may be, in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

6.            Miscellaneous.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Agreement.

The amendments and waiver herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or a waiver of any other provision of Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Agreement.

This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment and Waiver.

THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

7.           Reaffirmation.

The Borrower hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Amendment and Waiver, (i) all terms and provisions contained in the Security Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Borrower’s obligations under the Note, the Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Waiver; (b) reaffirms and ratifies all the representations and covenants contained in each Security Document; and (c) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under any Security Document.

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IN WITNESS WHEREOF, the Borrower and the Lender have signed and delivered this Amendment and Waiver as of the date first written above.

LAKELAND INDUSTRIES, INC.

By:	/s/ Christopher J. Ryan
Name:	Christopher J. Ryan
Title:	Chief Executive Officer and President

TD BANK, N.A.

By:	/s/ John Topolovec
Name:	John Topolovec
Title:	Vice President

CONSENT

The undersigned, not as parties to the Agreement but as Guarantor under the Guaranty and as a Grantor under the Security Agreement, hereby (a) accepts and agrees to the terms of the foregoing Amendment and Waiver, (b) acknowledges and confirms that all terms and provisions contained in the Loan Documents to which it is party are, and shall remain, in full force and effect in accordance with their respective terms and (c) (i) all terms and provisions contained in the Loan Document to which it is a party are and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Obligations shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Waiver.

LAIDLAW, ADAMS & PECK, INC.

By:	/s/ Christopher J. Ryan
Name:	Christopher J. Ryan
Title:	President, Secretary and Director

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